UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

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                                  Filing by:

                      AMERICAN WATER WORKS COMPANY, INC.
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[Logo]

American Water Works Position Paper
Significance of Consolidation and the Proposed RWE Acquisition

Background

Reliable water service, which is essential to community health, safety and economic prosperity, requires:

     o    Access to massive amounts of new capital for investment
     o    Unique professional and technical talent, and
     o Sophisticated regional planning, investment and operations for the long term.

Large financial investments are constantly required to fund community development and to address environmental regulation, the demands of technology, and the need to upgrade and replace the aging infrastructure in our communities. At the same time, customers are using less water.

In other words, the amount of investment for each customer has increased while water use by each customer is dropping. As a result, professional water systems must constantly look for ways to operate most cost effectively.

The Trend Toward Consolidation

The United States has about 54,000 water systems which has resulted in a significant amount of fragmentation. The large number of systems, most of which serve fewer than 5,000 customers, makes the water utility industry ripe for consolidation. It's one of the most significant initiatives in the search for cost efficiency and operational expertise.

Consolidation creates size and stability that increases the capacity to attract capital at a lower cost. It also enhances regional planning and expands a company's capability to attract and retain professional and technical talent.

Consolidation and American Water Works

At American Water Works, we have been able to enhance our ability to address water resource issues across the United States through a series of consolidations. This started with the coming together of more than 100 small water companies in the late 19th and early 20th centuries, and has continued right up through today. We invest capital and combine resources to ensure reliable water services in 1,300 communities throughout 23 states. These actions have resulted in enhanced service to consumers at a lower cost than otherwise possible.

Continued . . .


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Continuing Consolidation

American Water, a New Jersey-based company, owns water systems in states stretching from New England to Hawaii. This cross-country reach, which has been achieved through consolidation, has not interfered with, disrupted, or otherwise compromised the regulation or control of the water resources in local communities. To the contrary, there is clear evidence that water system consolidation has enhanced essential long-term policy planning and implementation in the communities we serve.

The proposed acquisition of American Water by RWE is the next logical step in our company's focus on consolidation. It is perfectly consistent with our financial and operational strategies that have proven the value of consolidation in the past. Once the transaction is complete, American Water will join with Thames Water, an RWE company that operates water and wastewater systems in London and in several other major markets worldwide.

Our relationship with RWE/Thames will present enhanced access to capital at lower long-term costs than would be available to American Water independently. It will also significantly expand our access to technical and professional resources to address complex operational, environmental and engineering issues associated with delivering reliable water services. This will be accomplished under the same local, regional and state regulatory oversight that is in place today.

Underpinnings of Agreement

American Water carefully considered the acquisition proposal from RWE from three critical perspectives:

     o    The investor
     o    The customers and community
     o    The employees of the company

In each case we concluded that this transaction will enhance and improve what we do, and it will allow us to continue to deliver the essential public service that water represents, at a lower cost than otherwise possible.

                                     * * *

         American Water Works Company, Inc. (the "Company"), RWE Aktiengesellschaft, a company organized under the laws of the Federal Republic of Germany ("Guarantor"), Thames Water Aqua Holdings GmbH, a company organized under the laws of the Federal Republic of Germany and a wholly owned subsidiary of Guarantor ("Parent"), and Apollo Acquisition Company, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub") have entered into an Agreement and Plan of Merger, dated as of September 16, 2001, pursuant to which Sub will be merged with and into the Company with the Company surviving the merger (the "Merger"). In connection with the Merger, the Company will be filing a proxy statement with the Securities and Exchange Commission (the "SEC"). SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING THE MERGER. Investors and security holders may obtain a free copy of the proxy statement when it becomes available and other documents filed by the Company with the SEC in connection with the Merger at the SEC's web site at www.sec.gov. Security holders of the Company may also obtain for free a copy of the proxy statement and other documents filed with the SEC by the Company in connection with the Merger by contacting Nancy A. Macenko, Vice President External Affairs, at (856) 566-4026.

         The Company and its subsidiaries and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders


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in favor of the Merger. These directors include the following: Marilyn Ware,
Gerald C. Smith, J. James Barr, Henry G. Hager, Ross A. Webber, Frederick S. Kirkpatrick, Paul W. Ware, Nancy Ware Wainwright, Ray J. Groves, Elizabeth H. Gemmill, William S. White, Anthony P. Terracciano, William O. Albertini, Rhoda
W. Cobb and Horace Wilkins, Jr. and these officers include Joseph F. Hartnett, Jr., Daniel L. Kelleher, W. Timothy Pohl, Robert D. Sievers, Ellen C. Wolf, Nancy A. Macenko and James E. Harrison. Collectively, as of March 5, 2001, the directors and executive officers of the Company may be deemed to beneficially own approximately 21.9% of the outstanding shares of the Company's common stock and under 5% of the outstanding shares of the Company's Cumulative Preferred Stock, 5% Series. Stockholders of the Company may obtain additional information regarding the interests of the participants by reading the proxy statement when it becomes available.

         Forward looking statements in this report, including, without limitation, statements relating to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. These factors include, among others, the following: the success of pending applications for rate increases, inability to obtain, or to meet conditions imposed for, regulatory approval of pending acquisitions, weather conditions that tend to extremes of temperature or duration; availability, terms and development of capital; business abilities and judgment of personnel; changes in, or the failure to comply with governmental regulations, particularly those affecting the environment and water quality; competition; success of operating initiatives, advertising and promotional efforts; existence of adverse publicity or litigation; changes in business strategy or plans; quality of management; general economic and business conditions; the ability to satisfy the conditions to closing set forth in the definitive agreement; and other factors described in filings of the Company with the SEC. The Company undertakes no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.


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